SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 5, 2001

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	0-13801 (Commission File Number)	95-2888568 (IRS Employer Identification No.)

17822 East 17th Street
Tustin, California 92780
(Address of Principal Executive Offices)

(714) 731-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

      (a) Previous Independent Accountants:

      On July 5, 2001, Quality Systems, Inc. (the “Registrant”) dismissed Deloitte & Touche, LLP (“Deloitte”) as its independent accountant.

      The reports of Deloitte on the Registrant’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      The Registrant’s decision to change accountants was approved by the Audit Committee of the Registrant.

      In connection with its audits for the two most recent fiscal years and through July 5, 2001, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their report on the financial statements for such years.

      During the two most recent fiscal years and through July 5, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      The Registrant has requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16 and is incorporated herein by reference.

      (b) New Independent Accountants.

      The Board of Directors approved the engagement of Grant Thornton, LLP (“Grant Thornton”) as its new independent accountant, for the fiscal year ending March 31, 2002 to replace Deloitte. During the two most recent fiscal years and through July 5, 2001, the Registrant has not consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Registrant has authorized Deloitte to respond fully to any inquiries from Grant Thornton relating to its engagement as Registrant’s independent accountant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

None

      (c) Exhibits.

      16. Letter from Deloitte, LLP regarding Change in Certifying Accountant.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

(Registrant)

Date July 11, 2001		/s/ Paul Holt

(Signature)*

	By:	Paul Holt Chief Financial Officer

*Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Number	Description

16	Letter from Deloitte, LLP regarding Change in Certifying Accountant.